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                                                                      Exhibit 11

                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
       THREE MONTHS AND NINE MONTHS ENDED SEPT 27, 1997 AND SEPT 28, 1996

------------------------------------------------------------------------------------------------------------------
                                                   THREE MONTHS ENDED                         NINE MONTHS ENDED
                                          Sept 27, 1997        Sept 28, 1996       Sept 27, 1997     Sept 28, 1996
                                          -------------        -------------       -------------     -------------
Primary Earnings Per Share:

Net income                                    $15,770,000        $12,366,000          $45,555,000        $37,727,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           32,992,000         32,868,000           32,992,000         32,868,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                               202,000            284,000              148,000            212,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     33,194,000         33,152,000           33,140,000         33,080,000

Primary earnings per common share             $      0.47        $      0.37          $      1.37        $      1.14



Fully Diluted Earnings Per Share:

Net income                                    $15,770,000        $12,366,000          $45,555,000        $37,727,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           32,992,000         32,868,000           32,992,000         32,868,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                               214,000            290,000              154,000            232,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     33,206,000         33,158,000           33,146,000         33,100,000

Fully diluted earnings per common share       $      0.47        $      0.37          $      1.37        $      1.14

NOTE: Weighted average common shares and all per share amounts reflect a two-for-one stock split effective October 7, 1997.


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